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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Mesa Air Group, Inc. on Form S-8 of our report dated March 15, 2002, appearing in this Annual Report on Form 11-K of Mesa Air Group, Inc. 401(k) Plan for the year ended September 30, 2001.




DELOITTE & TOUCHE LLP
Phoenix, Arizona
March 26, 2002